EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                       TECH WINDOWS, A NEVADA CORPORATION
                               FILED JUNE 26, 2001

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                                                 -------------------------------
                                                      FILED # C170242001
                                                             -----------
                                                          JUN 26 2001

                                                        IN THE OFFICE OF
                                                          DEAN HELLER
                                                          -----------
                                                 DEAN HELLER, SECRETARY OF STATE
                                                 -------------------------------

                            ARTICLES OF INCORPORATION
                                       OF
                                  TECH WINDOWS
                                  ------------
                              A NEVADA CORPORATION

     I, the undersigned, being the original incorporator herein named, for the purpose of forming a Corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

                                    ARTICLE I
                                      NAME
                                      ----
                   The Name of the Corporation is TECH WINDOWS

                                   ARTICLE II
                       RESIDENT AGENT & REGISTERED OFFICE
                       ----------------------------------

     Section 2.01. RESIDENT AGENT. The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 5300 West Sahara, Suite 101, Las Vegas, Nevada 89146. Mailing Address: P. O. Box 27740, Las Vegas, NV 89126.

     Section 2.02. REGISTERED OFFICE. The address of its Registered Office is 5300 West Sahara, Suite 101, Las Vegas, Nevada 89146.

     Section 2.03. OTHER OFFICES. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III
                                     PURPOSE
                                     -------
     The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK
                                 ---------------
     Section 4.01 NUMBER AND CLASS. The Corporation shall authorize the issuance of a single class of Capital Stock in the amount of twenty-five million (25,000,000) shares of Common Stock, at $.001 par value.

     Notwithstanding  the  foregoing  these  Articles  hereby  vest the Board of
Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or

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series of Stock  created.  All  classes of Stock may be issued from time to time without action by the Stockholders.

     Section 4.02. NO PREEMPTIVE RIGHTS. Unless otherwise determined by the Board of Directors, holders of the Stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.

     Section 4.03. NON-ASSESSABILITY OF SHARES. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                    ARTICLE V
                                    DIRECTORS
                                    ---------

     Section 5.01. GOVERNING BOARD. The members of the Governing Board of the Corporation shall be styled as Directors.

     Section 5.02. INITIAL BOARD OF DIRECTORS. The initial Board of Directors shall consist of not less than one (1), and nor more than seven (7) members. The name and address of an initial member of the Board of Directors is as follows:

          NAME                     ADDRESS
          ----                     -------

          Cort W. Christie         P. O. Box 27740
                                   Las Vegas, Nevada 89126

This individual shall serve as Director until the first annual meeting of the Stockholders or until his successor(s) shall have been elected and qualified.

     Section 5.03. CHANGE IN NUMBER OF DIRECTORS. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

                                   ARTICLE VI
                                  INCORPORATOR
                                  ------------
     The name and address of the incorporator is Nevada Corporate Headquarters, Inc., P. O. Box 27740, Las Vegas, Nevada 89126.

                                   ARTICLE VII
                               PERIOD OF DURATION
                               ------------------
                 The Corporation is to have perpetual existence.

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                                  ARTICLE VIII
                       DIRECTORS' AND OFFICERS' LIABILITY
                       ----------------------------------
     A Director or Officer of the Corporation shall not be personally liable to this Corporation or its Stockholders for damages or breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Officers of the Corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX
                                    INDEMNITY
                                    ---------
     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of another Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprises, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Directors or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article/

     Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest identification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other

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Enterprises  against any liability  asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnity such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                    ARTICLE X
                                   AMENDMENTS
                                   ----------
     Subject at all times to the express provisions of Section 4.03 which cannot be amended, this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by threes Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

                                   ARTICLES XI
                               POWERS OF DIRECTORS
                               -------------------
     In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:
     (1) Subject to the Bylaws, if any, adopted by the Stockholders to make, alter or repeal the Bylaws of the Corporation;
     (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;
     (3) To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, Corporation and business entitles;
     (4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;
     (5) By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and
     (6) To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statues shall require action by the Stockholders of the Corporation with regard to the exercising of any such power ore the doing of any such act or thing.

     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

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     IN  WITNESS  WHEREOF,  I have  hereunto  set my hand this 26th day of June,
2001, hereby declaring and certifying that the facts stated hereinabove are true.


                                       /s/ Cort W. Christie
                                       -----------------------------------------
                                       Cort W. Christie
                                       (for Nevada Corporate Headquarters, Inc.)


I, NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as Resident Agent for the previously named Corporation on 26th day of June, 2001.


                                       /s/ Dianna R. Temple
                                       -----------------------------------------
                                       Dianna R. Temple-Office Administrator
                                       On behalf of Nevada Corporate
                                       Headquarters, Inc.